As filed with the Securities and Exchange Commission on February 2, 2000
                                                     Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               FIRST CAPITAL, INC.
   (exact name of registrant as specified in its certificate of incorporation)
          INDIANA                                         35-2056949
(state or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                             220 FEDERAL DRIVE, N.W.
                             CORYDON, INDIANA 47112
                                 (812) 738-2198
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               FIRST CAPITAL, INC.
                         1999 STOCK-BASED INCENTIVE PLAN
                                       and
                        1998 OFFICERS' AND KEY EMPLOYEES'
                        STOCK OPTION PLAN OF HCB BANCORP1
                            (Full Title of the Plans)
                       ----------------------------------
M. CHRIS FREDERICK                        COPIES TO:
CHIEF FINANCIAL OFFICER                   ERIC S. KRACOV, ESQUIRE
FIRST CAPITAL, INC.                       AARON M. KASLOW, ESQUIRE
220 FEDERAL DRIVE, N.W.                   MULDOON, MURPHY & FAUCETTE LLP
CORYDON, INDIANA 47112                    5101 WISCONSIN AVENUE, N.W.
(812) 738-2198                            WASHINGTON, D.C.  20016
(Name, address, including zip code, and   (202) 362-0840
telephone number, including area code,
of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

=====================================================================================================
   Title of each Class of      Amount to be   Proposed Purchase  Estimated Aggregate  Registration
Securities to be Registered    Registered(2)   Price Per Share     Offering Price          Fee
-----------------------------------------------------------------------------------------------------
     Common Stock                  76,876
    $.01 Par Value               Shares (3)       $11.00 (4)           $845,636          $223
-----------------------------------------------------------------------------------------------------
     Common Stock                  62,000
    $.01 Par Value               Shares (5)       $11.00 (6)           $682,000          $180
-----------------------------------------------------------------------------------------------------
     Common Stock                  30,750
    $.01 Par Value               Shares (7)       $11.00 (8)           $338,250          $ 89
-----------------------------------------------------------------------------------------------------
(1)First Capital,  Inc. (the "Registrant" or "First Capital") is offering shares of its  common  stock  pursuant  to this plan  because  in the  merger of HCB
   Bancorp  into  First  Capital,  the  Registrant  succeeded  to HCB  Bancorp's obligations under this plan.
(2)Together  with an  indeterminate  number of  additional  shares  which may be necessary to adjust the number of shares  reserved  for issuance  pursuant to the First  Capital,  Inc. 1999  Stock-Based  Incentive  Plan (the  "Incentive
   Plan") and the 1998  Officers'  and Key  Employees'  Stock Option Plan of HCB
   Bancorp (as assumed by First  Capital) (the "Option Plan") as the result of a stock split,  stock dividend or similar  adjustment of the outstanding common stock of First Capital pursuant to 17 C.F.R. Section 230.416(a).
(3)This number  represents the total number of shares of First Capital currently reserved  or  available  for  issuance  upon the  exercise  of stock  options pursuant to the Incentive Plan. This is pursuant to 17 C.F.R. Section 457.
(4)$11.00 represents the market value of First Capital  Common Stock on  January
   27, 2000.  No options  have been granted  under the  Incentive  Plan to date.
(5)Represents  the total number of shares  currently  reserved or available  for issuance upon the exercise of stock  options  pursuant to the Option Plan, as adjusted to reflect the exchange ratio of 15.5 shares of First Capital common stock for each share of HCB Bancorp common stock ("Exchange Ratio").  This is pursuant to 17 C.F.R. Section 457.
(6)Represents  the market value of the Common Stock on January 27, 2000.
(7)Represents  the total number of shares  currently  reserved or available  for issuance as stock awards under the Incentive Plan.
(8)The market value of the Common Stock on  January 27, 2000. All 30,750  shares have been awarded under the Incentive Plan.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES
ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462. Number of Pages
Exhibit Index begins on Page

FIRST CAPITAL, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. First Capital, Inc. (the "Registrant" or "First Capital") is offering shares of its common stock pursuant to the First Capital, Inc. 1999 Stock-Based Incentive Plan (the "Incentive Plan") and the 1998 Officers' and Key Employees' Stock Option Plan of HCB Bancorp (as assumed by First Capital) (the "Option Plan") because in the merger of HCB Bancorp into First Capital, the Registrant succeeded to HCB Bancorp's obligations under the Option Plan. The documents containing the information for the Incentive Plan and the Option Plan required by Part I of the Registration Statement will be sent or given to the participants in the plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) The Form 10-KSB report filed by the Registrant for the year ended June 30, 1999 (File No. 333-76543), filed with the SEC on September 17, 1999 which includes the consolidated balance sheets of First Capital, Inc. and Subsidiary as of June 30, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, together with the related notes and the reports of Monroe Shine & Co., Inc. dated July 22, 1999.

      (b) The Form 10-QSB report filed by the Registrant for the fiscal quarter ended September 30, 1999 (File No. 000-25023), filed with the SEC on November 15, 1999.

      (c) The 424(b) Joint Proxy Statement-Prospectus filed by the Registrant, dated October 7, 1999, (File No. 333-87203), filed with the SEC on October 13, 1999, which includes the financial statements of First Capital, Inc. as of June 30, 1999 and 1998 and for the years then ended by reference to the First Capital, Inc., Form 10-KSB filed with SEC on September 17, 1999 and also includes the consolidated balance sheets of HCB Bancorp and Subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, together with the related notes and the reports of Monroe Shine & Co., Inc. dated January 15, 1999.

      (d) The description of Registrant's common stock contained in Registrant's Form 8-A12G (File No. 000-25023), as filed with the SEC, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 12b-15 promulgated thereunder, on November 4, 1998 and declared effective on November 12, 1998, as incorporated by reference from the Registrant's Registration Statement on Form SB-2 (SEC No. 333-63515) as amended and declared effective on November 12, 1998.

      (e) All documents  filed by the  Registrant  pursuant to Section 13(a) and
(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

      The common stock to be offered pursuant to the Plan has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

      The validity of the Common Stock offered hereby has been passed upon by Muldoon, Murphy & Faucette LLP, Washington, DC, for the Registrant.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Directors and officers of the Registrant are indemnified and held harmless against liability to the fullest extent permissible by the Indiana Business Corporation Law as it currently exists or as it may be amended provided any such amendment provides broader indemnification provisions than currently exists.

      In accordance with the Indiana  Business  Corporation Law (being Title 23,
Article 1 Chapter 37 of the Indiana Code), the Registrant's Articles of Incorporation provide as follows:

ARTICLE VII

                                INDEMNIFICATION

      SECTION 7.01. GENERAL PROVISIONS. The corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer or employee of the corporation, or who, while serving as such director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the corporation, and in all other cases, was not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

      SECTION 7.02. INDEMNIFICATION AUTHORIZED. To the extent that a director, officer or employee of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in
Section 7.01 of this Article, or in the defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification under Section 7.01 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer or employee is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (I) selected by the board of directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the board of directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or (d) by stockholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

      Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) to select counsel.

      SECTION 7.03. DEFINITION OF GOOD FAITH. For purposes of any determination under Section 7.01 of this Article, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 7.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the corporation or other enterprise whom he reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (c) a committee of the board of directors of the corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 7.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 7.01 of this Article.

      SECTION 7.04. ADVANCEMENT OF EXPENSES. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 7.02 of this Article, upon receipt of a written affirmation of the director, officer or employee's good faith belief that he has met the standard of conduct described in Section 7.01 of this Article and upon receipt of a written undertaking on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

      SECTION 7.05. NON-EXCLUSIVITY. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the corporation's Bylaws, any resolution of the board of directors or stockholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION  7.06.  VESTMENT  OF  RIGHTS.  The  right  of  any  individual  to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 7.01 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this Article, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

      SECTION 7.07. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under this Article.

      SECTION 7.08.  OTHER DEFINITIONS.

      For purposes of this Article, serving an employee benefit plan at the request of the corporation shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" referred to in this Article.

      For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding.

      For purposes of this Article, "official capacity," when used with respect to a director, shall mean the office of director of the corporation; and when used with respect to an individual other than a director, shall mean the office in the corporation held by the officer or the employment or agency relationship undertaking by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, except as set forth in Section 7.01 of this Article.

      SECTION 7.09. BUSINESS EXPENSES. Any payments made to any indemnified party under this Article under any other right of indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.   LIST OF EXHIBITS

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

      4        Stock Certificate of First Capital, Inc.1

      5 Opinion of Muldoon, Murphy & Faucette LLP, Washington, DC, as to the legality of the Common Stock registered hereby.

      10.1 Form of First Capital, Inc. Stock Option Assumption Agreement for the 1998 Officers' and Key Employees' Stock Option Plan of HCB Bancorp.

      10.2     First Capital, Inc. 1999 Stock-Based Incentive Plan

      10.3     1998  Officers' and  Key  Employees'  Stock  Option  Plan for HCB
               Bancorp.

      23.1 Consent of Muldoon, Murphy & Faucette LLP (contained in the opinion included as Exhibit 5).

      23.2     Consent of Monroe Shine & Company, Inc.

      24       Power of Attorney is located on the signature pages.

--------------------------
1 Incorporated herein by reference from the Exhibit of the same number contained in the Registration Statement on Form S-2 (SEC No. 333-63515), as amended and declared effective on November 12, 1998.

ITEM 9.   UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) Include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

            (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities registered that remain unsold at the termination of the Offering.

      (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      The Registrant.

      Pursuant to the requirements of the Securities Act of 1933, as amended, First Capital, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corydon, State of Indiana, on February 2, 2000.

                                      First Capital, Inc.

                                      By: /s/ William W. Harrod
                                          --------------------------------------
                                          William W. Harrod
                                          President, Chief Executive Officer
                                            and Director

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Harrod's) constitutes and appoints William W. Harrod and Mr. Harrod hereby constitutes and appoints Samuel E. Uhl, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                          Title                           Date
    ----                          -----                           ----


/s/ William W. Harrod             President,                    February 2, 2000
----------------------------      Chief Executive Officer and
William W. Harrod                 Director
                                  (Principal Executive
                                  Officer)


/s/ M. Chris Frederick            Chief Financial Officer and   February 2, 2000
----------------------------      Treasurer (Principal Financial
M. Chris Frederick                and Accounting Officer)



/s/ Samuel E. Uhl                 Chief Operating               February 2, 2000
----------------------------      Officer and Director
Samuel E. Uhl

/s/ James G. Pendleton            Chairman of the Board         February 2, 2000
-----------------------------
James G. Pendleton


/s/ Mark D. Shireman               Director                     February 2, 2000
-----------------------------
Mark D. Shireman


/s/ Dennis L. Huber                Director                     February 2, 2000
------------------------------
Dennis L. Huber


/s/ Kenneth R. Saulman             Director                     February 2, 2000
------------------------------
Kenneth R. Saulman


/s/ John W. Buschemeyer            Director                     February 2, 2000
------------------------------
John W. Buschemeyer


/s/ Gerald L. Uhl                  Director                     February 2, 2000
------------------------------
Gerald L. Uhl


/s/ Earl H. Book                   Director                     February 2, 2000
------------------------------
Earl H. Book


/s/ James S. Burden                Director                     February 2, 2000
------------------------------
James S. Burden


/s/ Marvin E. Kiesler              Director                     February 2, 2000
------------------------------
Marvin E. Kiesler


/s/ James E. Nett                  Director                     February 2, 2000
------------------------------
James E. Nett


/s/ Michael L. Shireman            Director                     February 2, 2000
------------------------------
Michael L. Shireman


/s/ Loren E. Voyles                Director                     February 2, 2000
------------------------------
Loren E. Voyles


                                  EXHIBIT INDEX
                                  -------------


                                                                                                Sequentially
                                                                                                  Numbered
                                                                                                   Page
Exhibit No.   Description                                    Method of Filing                    Location
-----------   --------------------------------------------   ---------------------------------  ----------

    4         Stock Certificate of First Capital, Inc.       Incorporated herein by                 --
                                                             reference from the Exhibits of
                                                             the Registrant's Registration
                                                             Statement on Form S-2
                                                             declared effective by SEC on
                                                             November 12, 1998.

    5         Opinion of Muldoon, Murphy & Faucette LLP      Filed herewith.

   10.1       Form of First Capital, Inc. Stock              Filed herewith.
              Option Assumption Agreement for
              the 1998 Officers' and Key Employees' Stock
              Option Plan for HCB Bancorp

   10.2       First Capital, Inc. 1999 Stock-Based           Filed herewith.
              Incentive Plan

   10.3       1998 Officers' and Key Employees' Stock        Filed herewith.
              Option Plan for HCB Bancorp

   23.1       Consent of Muldoon, Murphy & Faucette LLP      Contained in Exhibit 5 hereof.

   23.2       Consent of Monroe Shine & Company, Inc.        Filed herewith.

   24         Power of Attorney                              Located on the signature page.
